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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-85527) and Form S-8 (No. 333-48343, No. 333-48345, No. 333-48349 and No. 333-48353) of Vlasic Foods International Inc. of our report dated September 15, 1999, except Note 26 which is as of March 13, 2000, appearing on page 47 of the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K/A.




PRICEWATERHOUSECOOPERS LLP


Philadelphia, Pennsylvania
April 27, 2000